EXHIBIT A

IDENTIFICATION OF SUBSIDIARY(IES)

ITEM 7.	Identification and Classification of the Subsidiary Which Acquired
the Security Being Reported on by the Parent Holding Company:

Firstar Bank, National Association                         BK